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ALL AMERICAN SEMICONDUCTOR, INC. AND SUBSIDIARIES                                              Exhibit 11.1

STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

                                                                 Quarters                    Nine Months
PERIODS ENDED SEPTEMBER 30                                2002           2001           2002           2001
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
BASIC EARNINGS PER SHARE:
-------------------------

Net Income (Loss)............................    $   1,559,000  $    (381,000) $   1,876,000  $ (13,692,000)
                                                 =============  =============  =============  =============

Weighted Average Shares Outstanding..........        3,851,185      3,856,904      3,854,998      3,856,904
                                                 =============  =============  =============  =============

Basic Earnings (Loss) Per Share..............          $   .40        $  (.10)       $   .49        $ (3.55)
                                                       =======        =======        =======        =======

DILUTED EARNINGS PER SHARE:
---------------------------

Net Income (Loss)............................    $   1,559,000  $    (381,000) $   1,876,000  $ (13,692,000)
                                                 =============  =============  =============  =============

Weighted Average and Dilutive Shares:
  Weighted average shares outstanding........        3,851,185      3,856,904      3,854,998      3,856,904
  Dilutive shares............................              160              -            127              -
                                                 -------------  -------------  -------------  -------------
                                                     3,851,345      3,856,904      3,855,125      3,856,904
                                                 =============  =============  =============  =============

Diluted Earnings (Loss) Per Share............          $   .40        $  (.10)       $   .49        $ (3.55)
                                                       =======        =======        =======        =======
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